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                                                                   EXHIBIT 10.22

                                  FEE AGREEMENT

      This Fee Agreement (this "Agreement") is entered into as of the 25 day of November, 2003, by and among Pinnacle Foods Holding Corporation, a Delaware corporation (the "Company"), Crunch Holding Corp., a Delaware corporation ("Crunch Holding") and CDM Capital LLC, a Delaware limited liability company ("CDM").

      WHEREAS, Crunch Acquisition Corp., a Delaware corporation ("Crunch Acquisition"), Crunch Holding, a wholly-owned subsidiary of Crunch Equity Holding, LLC, a Delaware limited liability company ("CEH"), and Pinnacle Foods Holding Corporation, a Delaware corporation ("Pinnacle") and the Company entered into an Agreement and Plan of Merger, dated as of August 8, 2003 (the "Pinnacle Agreement"), pursuant to which on the date hereof Crunch Acquisition was merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Crunch Holding (the "Initial Transaction");

      WHEREAS, pursuant to the Agreement and Plan of Reorganization and Merger, dated as of November 25, 2003, between Aurora Foods Inc. ("Aurora") and CEH (as such agreement may be replaced, amended, waived, supplemented or otherwise modified from time to time, the "Aurora Agreement"), the Company will be merged with and into Aurora, with Aurora surviving the merger as a wholly-owned subsidiary of Crunch Holding (the "Aurora Transaction");

      WHEREAS, the Company desires to avail itself of the financial advisory and corporate structuring expertise of CDM with respect to future proposals for acquisitions and dispositions (whether by stock purchase or sale, asset purchase or sale, merger or otherwise), tender offers, exchange offers, restructurings, refinancings, issuances of debt or equity (whether in a private or public offering) or other similar transactions directly or indirectly involving Crunch Holding or the Company or any of their subsidiaries and any other person or entity (each such transaction other than the Initial Transaction and the Aurora Transaction, a "Subsequent Transaction" and collectively, the "Subsequent Transactions");

      WHEREAS, CDM is willing to provide the Company with such services, advice and expertise on the terms and conditions contained in this Agreement; and

      WHEREAS, certain capitalized terms used in this Agreement are defined in
Section 4 of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      SECTION 1. PAYMENT OF FEES TO CDM.

            (a) Fees. In connection with any Subsequent Transaction (which expressly excludes the Initial Transaction and the Aurora Transaction), the Company shall pay to CDM (or its designee) a cash fee equal to 0.5% of the Transaction Value of such Subsequent Transaction, payable concurrently with, and upon, the closing of such Subsequent Transaction. If the closing of such Subsequent Transaction does not occur, then no fees shall be payable to CDM pursuant to this Agreement with respect to such Subsequent Transaction.

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            (b)   Payment Method. Payments made pursuant to this Section 1 shall be paid by wire transfer of immediately available federal funds to the account specified on Exhibit A attached hereto, or to such other account(s) as CDM may specify in writing to the Company.

      SECTION 2. EXPENSES; INDEMNIFICATION.

            (a) Expenses. The Company shall pay on demand (i) the reasonable fees and expenses incurred by CDM and its Controlled Affiliates in any filing with any governmental authority with respect to any Subsequent Transaction, or in any other filing with any governmental authority with respect to the Company or CEH that mentions CDM or any of its Controlled Affiliates, and (ii) all fees and expenses incurred by CDM and its Controlled Affiliates or any one of them in connection with this Agreement and a Subsequent Transaction (including fees and expenses of counsel, accountants and other advisors), including but not limited to the preparation, negotiation and execution of this Agreement, the performance of services hereunder, or the transactions contemplated hereby.

            (b) Indemnity and Liability. The Company shall indemnify, defend, exonerate and hold CDM and each of its members, Controlled Affiliates, directors, officers, fiduciaries, employees, attorneys and agents and each of the partners, shareholders, directors, officers, fiduciaries, employees, attorneys and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement (including, without limitation, any indemnification obligation assumed or incurred by any Indemnitee to or on behalf of CDM, or its accountants or other representatives, agents or Controlled Affiliates) except for any such Indemnified Liability arising on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its Affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

      SECTION 3. AMENDMENTS AND WAIVERS. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by CDM and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

      SECTION 4. DEFINED TERMS.

            (a) "Affiliate" means, with respect to any Person, any (i) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, and (ii) other Person that, directly or indirectly,

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through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

            (b) "control" means, including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with", with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

            (c)   "Controlled Affiliate" means, with respect to any Person, any
(i) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, and (i) any other Person that, directly or indirectly, through one or more intermediaries, is controlled by such Person.

            (d) "Person" shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

            (e) "Transaction Value" means the total value of the Subsequent Transaction as determined by the Board of Directors of the Company in good faith, and will include the aggregate amount of the funds required to complete the Subsequent Transaction (excluding any fees payable pursuant to Section 1(a) hereof and including, without double counting, the amount of any indebtedness, equity or similar items issued, assumed or remaining outstanding and the amount of any working capital items or other assets retained by the seller in such Subsequent Transaction).

      SECTION 5. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

            (b) ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVE,S TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY

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CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN
BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

            (c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      SECTION 6. INDEPENDENT CONTRACTOR. The parties agree and understand that CDM is and shall act as an independent contractor of the Company in the performance of its duties hereunder. CDM is not, and in the performance of its duties hereunder will not hold itself out as, an employee, agent or other representative of the Company.

      SECTION 7. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter. The parties hereto represent and warrant that there are no other agreements or understandings regarding any of the subject matter hereof other than as set forth herein and covenant not to enter into any such agreements or understandings after the date hereof except pursuant to an amendment, modification or waiver of the provisions of this Agreement.

      SECTION 8. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

             If to the Company, to:

                      Pinnacle Foods Holding Corporation
                      One Old Bloomfield Road
                      Mountain Lake, New Jersey 07046
                      Attention: General Counsel
                      Telecopier: (973) 541-6691

             If to CDM, to:

                      CDM Capital LLC
                      100 Northfield Street
                      Greenwich, CT 06830
                      Attention: C. Dean Metropoulos
                      Telephone: (203) 622-6988
                      Facsimile: (203) 629-6660

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             with a copy to:

                      Paul, Weiss, Rifkind, Wharton & Garrison LLP
                      1285 Avenue of the Americas
                      New York, NY 10019-6064
                      Attention: Robert M. Hirsh, Esq./Paul D. Ginsberg, Esq.
                      Telephone: (212) 373-3000
                      Facsimile: (212) 757-3990


      All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

      SECTION 9. SEVERABILITY. It is the desire and intent of the parties to this Agreement that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10. COUNTERPARTS. This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      SECTION 11. HEADINGS. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

      SECTION 12. PREVAILING PARTY. If any legal action or other proceedings is brought for a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in bringing such action or proceeding, in addition to any other relief to which such party may be entitled.

      SECTION 13. ASSIGNMENT, ETC. Except as provided below, neither the Company nor CDM shall have the right to assign this Agreement. CDM acknowledges that its services under this Agreement are unique. Accordingly, any purported assignment by CDM shall be void.

      SECTION 14. AMENDMENTS AND WAIVERS. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by

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CDM and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

                                    * * * * *

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      IN WITNESS WHEREOF, the parties hereto have executed this Fee Agreement on the date first written above.

                                      PINNACLE FOODS HOLDING
                                      CORPORATION

                                      By: /s/ M. KELLEY MAGGS
                                          -------------------------
                                      Name: M. Kelley Maggs

                                      CRUNCH HOLDING CORP.

                                      By: /s/ JONATHAN LYNCH
                                          -------------------------
                                      Name: Jonathan Lynch

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      IN WITNESS WHEREOF, the parties hereto have executed this Fee Agreement on the date first written above.

                                     CDM CAPITAL LLC

                                     By: /s/ C. DEAN METROPOULOS
                                         -------------------------
                                     Name: C. Dean Metropoulos

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                                                                       EXHIBIT A

CDM Investor Group LLC
100 Northfield Street
Greenwich, CT 06830
Attention: C. Dean Metropoulos
Telephone: (203) 622-6988
Facsimile: (203) 629-6660
ABA #__________
Account Name:  _____________
Account #____________